SCHEDULE 13G

CUSIP No. 87159A 103

Exhibit 99.1

JOINT FILING AGREEMENT

Joint Filing Agreement, dated as of February 1, 2012, is by and among James L.L. Tullis, Tullis-Dickerson Capital Focus II, L.P., Tullis-Dickerson Partners II, L.L.C., TD Lighthouse Capital Fund, L.P., TD Javelin Capital Fund II, L.P. and TD II Regional Partners, Inc. (the “TD Filers”).

Each of the TD Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G with respect to shares of Common Stock, par value $0.001 per share, of Synageva BioPharma Corp. beneficially owned by it from time to time. Pursuant to and in accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the TD Filers hereby agree to be responsible for the timely filing of the Schedule 13G and any amendments thereto on behalf of the TD Filers, and for the completeness and accuracy of the information concerning itself contained therein. Each of the TD Filers hereby further agree to file this Joint Filing Agreement as an exhibit to the statement and each such amendment, as required by such rule.

This Joint Filing Agreement may be terminated by any of the TD Filers upon one week’s prior written notice or such lesser period of notice as the TD Filers may mutually agree.

Executed and delivered as of the date first above written.

JAMES L.L. TULLIS

/s/ James L. L. Tullis
Name: James L. L. Tullis

TULLIS-DICKERSON CAPITAL FOCUS II, L.P.

By: Tullis-Dickerson Partners II, L.L.C., its general partner

/s/ James L. L. Tullis
Name: James L. L. Tullis
Title: Manager

SCHEDULE 13G

CUSIP No. 87159A 103

TULLIS-DICKERSON PARTNERS II, L.L.C.

/s/ James L. L. Tullis
Name: James L. L. Tullis
Title: Manager

TD LIGHTHOUSE CAPITAL FUND, L.P.

By: TD II Regional Partners, Inc., its general partner

/s/ James L. L. Tullis
Name: James L. L. Tullis
Title: Chief Executive Officer

TD JAVELIN CAPITAL FUND II, L.P.

By: TD II Regional Partners, Inc., its general partner

/s/ James L. L. Tullis
Name: James L. L. Tullis
Title: Chief Executive Officer

TD II REGIONAL PARTNERS, INC.

/s/ James L. L. Tullis
Name: James L. L. Tullis
Title: Chief Executive Officer